                                                                    EXHIBIT 10.9

Frontier          SERVICE ORDER #1.0      SERVICE ORDER TERM:          12 MONTHS
GlobalCenter      MSA #1.0                Service Order Date:          03/29/99
                  Site Express            Estimated Install Date:

================================================================================

Primary Contact: Bill Tobin                Contact Feargall Kenny
Secondary Contact: Pattiann Macadams       Sr. Account Executive
Company:  PC Flowers and Gifts             Address:  Frontier GlobalCenter, Inc.
                                           88 Pine St., Suite 700
Address:                                   New York, NY  10005
City/St/Zip: Stamford, CT                  Phone: 212-618-9607
Phone: 203-977-8582 x 202                  FAX: 212-571-2036
FAX: 203-977-8593                          Pager: 888-795-3125
Email: wtobin@pcflowers.com                Email: fkenny@globalcenter.net

================================================================================

Site Express One Time Installation Fees:

--------------------------------------------------------------------------------------------------------------------------
Item #      Description                                                              Qty.      Unit                Total
                                                                                               Price
--------------------------------------------------------------------------------------------------------------------------
1           One Time Customer Administration Fee:                                    1         Waived              Waived

2           Port Installation:                                                       1         $1500                $1500

            Dedicated Switched 100 Mbps Fast Ethernet port on Frontier
            GlobalCenter Cisco Catalyst

3           Co-location Installation:                                                2         $500                 $1000

            7' x 19" Rack Unit w/ 20 amps power

4           Technical Account Manager (TAM) Installation Per Server,                 3 hrs     $150/Hour             $450
            Application and/or device:  (Estimated - Demarc point to be determined with Exceed)

            Installation includes IP address allocation, customized monitoring procedure setup, Express Control and KickStart
            Remote Reboot setup, hardware and software installation and setup, $300 Per Hour for all installations occurring during non-standard business hours (8AM-6PM Monday through Friday) and/or less than 72 Hours notification.

5           Back-end Connection Installation:                                                  Not required
                                                                                               at this time.
            Dedicated T1 circuit from Client Address to Frontier
            GlobalCenter Media Distribution Center, includes carrier and
            GlobalCenter installation charges.
                                                                                               One Time Total       $2950

Frontier          SERVICE ORDER #1.0      SERVICE ORDER TERM:          12 MONTHS
GlobalCenter      MSA #1.0                Service Order Date:          03/29/99
                  Site Express            Estimated Install Date:

================================================================================

Site Express One Time Installation Fees:

--------------------------------------------------------------------------------------------------------------------------
Item #      Description                                                                 Qty.   Unit                 Total
                                                                                               Price
--------------------------------------------------------------------------------------------------------------------------
1           Committed Bandwidth:                                                           2            $900        $1800

            Guaranteed dedicated switched bandwidth to the Frontier
            GlobalCenter backbone via Cisco Catalyst 5500 switch, priced per committed Mbps, 2 Mbps minimum

1A          Burstable Bandwidth:                                                    Variable          $1,000     Variable

            Bandwidth above the committed 2 Mbps level, determined and billed via the 95th Percentile Rule (See Below).

            *Special pricing arrangement for PC Flowers and Gifts: Normally charged at a level 25% over the committed level

2           Co-location:                                                                   2           $1400        $2800

            7' x 19" Rack Unit w/ 20 amps power.

3           Technical Account Manager (TAM) Consulting Time: (Estimated - Demarc                Not required
            to be determined with Exceed)                                                      at this time.

            Pre-contracted time billed at $150 per hour during standard business hours (8AM - 6 PM Monday through Friday excluding major holidays). All non-standard business and non-contracted hours billed at $300 per hour.

4           Administrative Circuit:                                                             Not required
                                                                                               at this time.
            Dedicated T1 back end connection form Client premise directly into co-location within the Frontier GlobalCenter Media
            Distribution Center. Includes carrier and GlobalCenter
            monthly recurring charges. Routing hardware not provided.

5           Backup Tape Rotation:                                                          1            $150         $150

            Daily, weekly, monthly tape rotation on customer backup
            equipment. On-site and/or off-site storage is available. Tape backup rotation includes integration with on-site and
            off-site storage procedures.
                                                                                     Monthly Recurring Total        $4750

FRONTIER GLOBAL CENTER
Master Service Agreement No. ______

--------------------------------------------------------------------------------

Frontier          SERVICE ORDER #1.0      SERVICE ORDER TERM:          12 MONTHS
GlobalCenter      MSA #1.0                Service Order Date:          03/29/99
                  Site Express            Estimated Install Date:

================================================================================


--------------------------------------------------------------------------------
95th Percentile Rule

Every GlobalCenter client purchases a certain amount of guaranteed bandwidth on GlobalCenter's Internet Backbone per month for an entire year. We realize that there are certain instances that your Web Site will burst over your purchased amount of bandwidth. Therefore, we have devised a billing method to accommodate for bandwidth burst over your subscribed amount using the "95th Percentile Rule."

You will be billed monthly for the bandwidth you have committed to each month. GlobalCenter's SNMP bandwidth monitoring will sample (take a data point reflecting how much bandwidth you are utilizing at that particular instance) your Internet connection every 5 minutes and store those samples for a period of one month.

At the end of the month, all the data samples ABOVE the amount of bandwidth you have committed to will be collected and then be sorted from highest to lowest and the top 5% will be discarded. The remaining data sample will then be referred to as the "95th Percentile" number. This number will then be used as the basis in computing the additional bandwidth rate for that particular month over what bandwidth you have already purchased.

--------------------------------------------------------------------------------

Service Order subject to a GlobalCenter Master Service Agreement. Service Order serves as a Purchase Order when signed by an authorized representative. Please send or FAX signed Service Order to the above Frontier GlobalCenter address. Site Express service order pricing is valid and may be accepted for 30 days.


Accepted by:  /s/ David Crampton
              ------------------------------
Printed Name: DAVID CRAMPTON                    Title: PRESIDENT
              ------------------------------           -------------------------
PO #:                                           Date:  3/29/99
              ------------------------------           -------------------------

FRONTIER GLOBALCENTER
Master Service Agreement No.___

--------------------------------------------------------------------------------

      This Master Services Agreement (this "Agreement") is entered into as the ______ day of ______________, 1999 ("Effective Date") by and between the entity indicated on the Services Order Form attached hereto, with an office at the address listed on the Services Order Form, ("Client"), and Frontier GlobalCenter, Inc., a corporation with offices at _________________________________________________________ ("Frontier
GlobalCenter"), and describes the terms and conditions pursuant to which Frontier GlobalCenter shall license to Client certain software and provide certain Services (as defined below). In consideration of the mutual promises and upon the terms and conditions set forth below, the parties agree as follows:

1. NATURE OF AGREEMENT

This is an Agreement for the provision by Frontier GlobalCenter of Internet connectivity services (the "Bandwidth"), the lease of equipment to provide such services (the "Hardware"), the availability of space to store and operate such Hardware ("Space") and the licensing of software to provide such Services (the "Software"), together comprising an Internet connectivity and collocation package to be provided by Frontier GlobalCenter under this Agreement (together, the "Services").

2. SERVICE ORDERS

2.1. Orders. Client may issue one or more service orders describing the Bandwidth, Space, Hardware, and Software that Client desires ("Service Order"). Each Service Order will set forth the prices, initial term of Services and other information in the form set forth in the Service Order Form. No Service Order shall be effective until accepted by Frontier GlobalCenter. All Service Orders will be subject to the terms and conditions of this Agreement, and the terms of this Agreement shall supersede any terms and conditions which may appear on Client's order form, or purchase order.

2.2. Cancellation. In the event that Client cancels or terminates a Service Order at any time for any reason whatsoever other than expiration of a Service Order or a Service Interruption (as defined below), Client agrees to pay Frontier GlobalCenter as a cancellation fee all Monthly Recurring Charges specified in the Service Order for the balance of the term therefor, which shall become due and owing as of the effective date of cancellation or termination.

2.3. IP Addresses. Frontier GlobalCenter may assign on a temporary basis a reasonable number of Internet Protocol Addresses ("IP Addresses") from the address space assigned to the Frontier GlobalCenter by InterNIC. Client acknowledges that the IP Addresses are the sole property of Frontier GlobalCenter, are assigned to Client as part of the Service, and are not "portable," as such term is used by InterNIC. Frontier GlobalCenter reserves the right to change the IP Address assignments at any time; however, Frontier GlobalCenter shall use reasonable efforts to avoid any disruption to Client resulting from such renumbering requirement. Frontier GlobalCenter will give Client reasonable notice of any such renumbering. Client agrees that it will have no right to IP Addresses upon termination of this Agreement, and that any renumbering required of Client after termination shall be the sole responsibility of Client.

3. SOFTWARE LICENSE AND RIGHTS

3.1. License. During the term of the applicable Service Order, Frontier GlobalCenter grants Client a non-transferable, nonexclusive license to use the Software in object code form only, solely on the Hardware in conjunction with the Services.

FRONTIER GLOBALCENTER
Master Service Agreement No.___

--------------------------------------------------------------------------------

3.2. Proprietary Rights. This Agreement transfers to Client neither title nor any proprietary or intellectual property rights to the Software, Hardware, documentation, or any copyrights, patents, or trademarks, embodied or used in connection therewith, except for the rights expressly granted herein.

3.3. License Restrictions. Client agrees that it will not itself, or through any parent, subsidiary, affiliate, agent or other third party:

3.4.1. copy the Software except as expressly allowed under this Agreement. In the event Client makes any copies of the Software, Client shall reproduce all proprietary notices of Frontier GlobalCenter on any such copies;

3.4.2. reverse engineer, decompile, disassemble, or otherwise attempt to derive source code from the Software;

3.4.3. sell, lease, license or sublicense the Software or the documentation;

3.4.4. write or develop any derivative software or any other software program based upon the Software or any Confidential Information (as defined below); or

3.4.5. use the Software to provide processing services to third parties, or otherwise use the Software on a 'service bureau' basis.

4. HARDWARE TERMS AND CONDITIONS

4.1. Installation. Frontier GlobalCenter will use commercially reasonable efforts to install the Hardware as the Hardware is shipped to Frontier GlobalCenter. At Client's request, Frontier GlobalCenter will work with the Client on an installation plan to define installation time frame and requirements.

4.2. Purchase and Title of Hardware. If so indicated on the Service Order, Client shall purchase the Hardware and deliver, at Client's expense, the Hardware to the Space. Client agrees that the Hardware shall reside at the Space during the term of this Agreement.

4.3. Lease of Hardware. If so indicated on the Service Order, Client shall lease the Hardware, and Frontier GlobalCenter shall obtain and deliver to the Space the Hardware. In the event Client leases the Hardware, the following terms and conditions shall apply: The Hardware is and shall remain the property of Frontier GlobalCenter. Client shall not have taken, or attempt to take, any right, title or interest therein or permit any third party to take any interest therein. Client will not transfer, sell, assign, sublicense, pledge, or otherwise dispose of, encumber or suffer a lien or encumbrance upon or against the Hardware or any interest in the Hardware. Client will use the Hardware only at the Space. Client will not move the Hardware from that facility without Frontier GlobalCenter's prior written permission. Client shall be responsible for any damage to the Hardware. Client will use the Hardware only for the purpose of exercising its rights under this Agreement.

4.4. Rent to Own. If so indicated on the Service Order, Client shall lease the Hardware on a "rent to own" plan. In such event, all of the terms and conditions in Section 4.3 shall apply, and the following terms and conditions shall also apply. At the end of the term of the Service Order, providing Client is not in breach of this Agreement, Client shall have the option to purchase the Hardware. The purchase price shall be as indicated on the Service Order. Upon payment by Client of the purchase price, title in the Hardware shall pass to Client at the Space. Unless the Service Order is extended by mutual agreement, Client shall immediately delete, or shall allow Frontier GlobalCenter to delete, all copies of the Software, associated documentation, or any other materials of Frontier GlobalCenter resident on the Hardware.

FRONTIER GLOBALCENTER
Master Service Agreement No.___

--------------------------------------------------------------------------------

5. SPACE

5.1. License to Occupy. Frontier GlobalCenter grants to Client a non-exclusive license to occupy the Space. Client acknowledges that it has been granted only a license to occupy the Space and that it has not been granted any real property interests in the Space. In the event, however, that this arrangement shall be construed by the owner of the building in which the Space is situated to be such a grant and if the landlord of the building asserts such a grant to be a violation of the lease under which Frontier GlobalCenter occupies its premises, Frontier GlobalCenter agrees to cooperate with Client in obtaining the approvals Client may need to obtain from the landlord.

5.2. Material and Changes. Client shall not make any construction changes or material alterations to the interior or exterior portions of the Space, including any cabling or power supplies for the Hardware, without obtaining Frontier GlobalCenter's prior written approval for Client to have the work performed. Alternatively, Client may request Frontier GlobalCenter to perform the work. Frontier GlobalCenter reserves the right to perform and manage any construction or alterations within the Space areas at rates to be negotiated between the Parties hereto. Client agrees not to erect any signs or devices to the exterior portion of the Space without submitting the request to Frontier GlobalCenter and obtaining Frontier GlobalCenter's advance written approval.

5.3. Damage. Client agrees to reimburse Frontier GlobalCenter for all reasonable repair or restoration costs associated with damage or destruction caused by Client's personnel, Client's agents, Client's suppliers/contractors, or Client's visitors during the term or as a consequence of Client's removal of the Hardware or property installed in the Space.

5.4. Insurance. Unless otherwise agreed, Client agrees to maintain, at Client's expense, (i) Comprehensive General Liability Insurance in an amount not less than One Million Dollars ($1,000,000) per occurrence for bodily injury or property damage, (ii) Employer's liability in an amount not less than Five Hundred Thousand Dollars ($500,000) per occurrence, and (iii) Worker's Compensation in an amount not less than that prescribed by statutory limits. Prior to taking occupancy of the Collocation Space, Client shall furnish Frontier GlobalCenter with certificates of insurance which evidence the minimum levels of insurance set forth herein. Client shall also maintain insurance covering Hardware or property owned or leased by Client against loss or physical damage.

5.5. Regulations. Client shall comply with and not violate all of Frontier GlobalCenter's safety, health and operational rules and regulations, which may be amended by Frontier GlobalCenter from time to time. Client's failure to comply with Frontier GlobalCenter's rules and regulations shall constitute a material default under this Agreement. Frontier GlobalCenter may, in its sole discretion, limit Client's access to a reasonable number of authorized Client employees or designees. Client shall not interfere with any other clients of Frontier GlobalCenter, or such other clients' use of the Space.

5.6. Disclaimer. Frontier GlobalCenter does not make any representation or warranty whatsoever as to the fitness of the Space for Client's use. Client hereby assumes any and all risks associated with Client, its agents or employees' use of the Space and shall indemnify, defend and hold harmless Frontier GlobalCenter from any and all claims, liabilities, judgments, causes of action, damages, costs, and expenses (including reasonable attorneys' and experts' fees), caused by or arising in connection with such use.

6. SERVICE INTERRUPTIONS

6.1. 99% Uptime Guarantee. In the event of Downtime (as defined below), the monthly fee payable for the Services shall be reduced as follows:

      6.1.1. if the total Downtime in the calendar month is more than seven and two-tenths (7.2) hours, but does not exceed fourteen and four-tenths (14.4) hours, the monthly fee for that month shall be reduced by one-third (33.3%);

      6.1.2. if the total Downtime in the calendar month is more than fourteen and four-tenths (14.4) hours, but does not exceed twenty-one and six tenths (21.6) hours, the monthly fee for that month shall be reduced by two-thirds (66.6%); and

      6.1.3. if the total Downtime in the calendar month is more than twenty-one and six tenths (21.6) hours, the monthly fee for that month shall be waived.

For the purposes of this Section, Downtime shall mean any interruption of one
(1) minute or more in the availability to users of any Web site residing on the Hardware and made available through the Services, only if such interruption is due to either (i) failure by Frontier GlobalCenter to manage a server anomaly so as to avoid interruption in Web availability, or (ii) a disruption in the connection between any such server and the Internet. For purposes of this Section, the Internet is deemed to consist of services that commence where Frontier GlobalCenter transmits a Client's content to Frontier GlobalCenter's carrier(s) at the Frontier GlobalCenter border router port(s). Such carriers provide Frontier GlobalCenter with private and dedicated bandwidth. Frontier GlobalCenter undertakes no obligation for the circuit or link between Frontier GlobalCenter's facilities and such carrier's services. If router packet loss is excess of seventy percent (70%) and is sustained for sixty (60) seconds or more, Frontier GlobalCenter will classify this an "outage." If an "outage" continues for a period of more than two (2) minutes, then such outage will be deemed Downtime.

6.2. Investigation of Service Interruptions. At Client's request, Frontier GlobalCenter will investigate any report of Downtime, and attempt to remedy any Downtime expeditiously. Frontier GlobalCenter reasonably determines that all facilities, systems and equipment furnished by Frontier GlobalCenter are functioning properly, and that Downtime arose from some other cause, Frontier GlobalCenter reserves the right to recover labor and materials cost for services actually performed at the usual and customary rates for similar services provided by Frontier GlobalCenter to clients in the same locality.

6.3. Termination. Client may terminate a Service Order in the event of Downtime of either twenty-four (24) hours of cumulative time during any continuous twelve
(12) month period, or any continuous Downtime of eight (8) hours or more.

6.4. Sole Remedy. The terms and conditions of this Section 6 shall Client's sole remedy and Frontier GlobalCenter's sole obligation for any Downtime.

7. USER CONTENT. Client is solely responsible for the content of any postings, data, or transmissions using the Services ("Content"), or any other use of the Services by Client or by any person or entity Client permits to access the Service (a "User"). Client represents and warrants that it and any User will not use the services for unlawful purposes (including without limitation infringement of copyright or trademark, misappropriation of trade secrets, wire fraud, invasion of privacy, pornography, obscenity and libel), or to interfere with or disrupt other network users, network services or network equipment. Disruptions include without limitation distribution of unsolicited advertising or chain letters, repeated harassment of other network users, wrongly impersonating another such user, falsifying one's network identity for improper or illegal purposes, sending unsolicited mass e-mailings, propagation of computer worms and viruses, and using the network to make unauthorized entry to any other machine accessible via the network. If Frontier GlobalCenter has reasonable grounds to believe that Client or a User is utilizing the Services for any such illegal or disruptive purpose, Frontier GlobalCenter may suspend or terminate Services immediately upon notice to Client. Client shall defend, indemnify, hold harmless Frontier GlobalCenter from and against all liabilities and costs (including reasonable attorney's fees) arising from any and all claims by any person arising out of Client's use of the Services, including without limitation any content.

FRONTIER GLOBALCENTER
Master Service Agreement No.___

--------------------------------------------------------------------------------

8. PRICING AND PAYMENT TERMS

8.1. Payment Terms. Client shall pay the fees set forth in the Services Order Form according to the terms set forth therein. Client agrees to pay a late charge of two percent (2%) above the prime rate as reported by the Wall Street Journal at the time of assessment or the maximum lawful rate, whichever is less, for all undisputed amounts not paid within thirty (30) days of receipt of invoice.

8.2. Late Payments. In the event of non-payment by Client of sums over-due hereunder for more than sixty (60) days, Frontier GlobalCenter may upon written notice to Client either retain any equipment or other assets of Client then in Frontier GlobalCenter's possession and sell them in partial satisfaction of such unpaid sums, or request Client to remove equipment from Frontier GlobalCenter's premises within then (10) days. If Client fails to so remove, Frontier GlobalCenter may deliver the equipment to Client at the latter's address for notices at Client's expense for shipment and insurance, and Client shall be obligated to accept such delivery.

8.3. Price Increases. Frontier GlobalCenter shall not increase the prices for services during the initial term of any Service Order, but may thereafter change prices upon sixty (60) days written notice.

9. MAINTENANCE AND SUPPORT. Frontier GlobalCenter shall provide Client with maintenance and support of the Software and Hardware, if any ("Maintenance and Support") as specified in the Service Specification.

9.1. Exclusions. Maintenance and Support shall not include services for problems arising out of (a) modification, alteration or addition or attempted modification, alteration or addition of the Hardware or Software undertaken by persons other than Frontier GlobalCenter or Frontier GlobalCenter's authorized representatives; or (b) programs or hardware supplied by Client.

9.2. Client Duties. Client shall document and promptly report all errors or malfunctions of the Hardware or Software to Frontier GlobalCenter. Client shall take all steps necessary to carry out procedures for the rectification of errors or malfunctions within a reasonable time after such procedures have been received from Frontier GlobalCenter. Client shall maintain a current backup copy of all programs and data. Client shall properly train its personnel in the use and application of the Hardware and Software.

10. TERM AND TERMINATION

10.1. Term. The term of this Agreement shall commence on the Effective Date and continue indefinitely until terminated in accordance with this Section 10. The term of each Service Order shall be as indicated therein. The term of any Service Order may be extended upon mutual agreement.

10.2. Termination Upon Default. Either party may terminate this Agreement in the event that the other party materially defaults in performing any obligation under this Agreement and such default continues unremedied for a period of thirty (30) days following written notice of default. In the event this Agreement is terminated due to Frontier GlobalCenter's breach, Frontier GlobalCenter shall refund to Client any Services fees on a straight line prorated basis.

10.3. Termination Upon Insolvency. This Agreement shall terminate, effective upon delivery of written notice by a party, (i) upon the institution of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of debts of the other party; (ii) upon the making of an assignment for the benefit of creditors by the other party; or (iii) upon the dissolution of the other party.

10.4. Effect of Termination. The provisions of Sections 1, 2.3, 3.2, 3.3, 7.10.4, 11, 12, 13 and 14 shall survive termination of this Agreement. All other rights and obligations of the parties shall cease upon termination of this

FRONTIER GLOBALCENTER
Master Service Agreement No.___

--------------------------------------------------------------------------------

Agreement. The term of any license granted hereunder shall expire upon expiration or termination of this Agreement.

11. CONFIDENTIAL INFORMATION. All information identified disclosed by either party ("Disclosing Party") to the other party ("Receiving Party"), if disclosed in writing, labeled as proprietary or confidential, or if disclosed orally, reduced to writing within thirty (30) days and labeled as proprietary or confidential ("Confidential Information") shall remain the sole property of Disclosing Party. Except for the specific rights granted by this Agreement, Receiving Party shall not use any Confidential Information of Disclosing Party for its own account. Receiving Party shall use the highest commercially reasonable degree of care to protect Disclosing Party's Confidential Information. Receiving Party shall not disclose Confidential Information to any third party without the express written consent of Disclosing Party (except solely for Receiving Party's internal business needs, to employees or consultants who are bound by a written agreement with Receiving Party to maintain the confidentiality of such Confidential Information in a manner consistent with this Agreement). Confidential Information shall exclude information (i) available to the public other than by a breach of this Agreement; (ii) rightfully received from a third party not in breach of an obligation of confidentiality; (iii) independently developed by Receiving Party without access to Confidential Information; (iv) known to Receiving Party at the time of disclosure; or (vi) produced in compliance with applicable law or a court order, provided Disclosing Party is given reasonable notice of such law or order and an opportunity to attempt to preclude or limit such production. Subject to the above, Receiving Party agrees to cease using any and all materials embodying Confidential Information, and to promptly return such materials to Disclosing Party upon request.

12. LIMITATION OF LIABILITY. FRONTIER GLOBALCENTER'S LIABILITY FOR ALL CLAIMS ARISING OUT OF THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT OF FEES PAID BY CLIENT TO FRONTIER GLOBALCENTER UNDER THIS AGREEMENT. IN NO EVENT SHALL FRONTIER GLOBALCENTER BE LIABLE FOR ANY LOSS OF DATA, LOSS OF PROFITS, COST OF COVER OR OTHER SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING FROM OR IN RELATION TO THIS AGREEMENT OR THE USE OF THE SERVICES, HOWEVER CAUSED AND REGARDLESS OF THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF FRONTIER GLOBALCENTER HAS BEEN ADVISED OR IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

13. DISCLAIMER OF WARRANTIES. FRONTIER GLOBALCENTER SPECIFICALLY DISCLAIMS ALL WARRANTIES EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT OF THE SYSTEM OR SERVICES PROVIDED BY FRONTIER GLOBALCENTER HEREUNDER.

14. MISCELLANEOUS

14.1. Independent Contractor. The relationship of Frontier GlobalCenter and Client established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other; (ii) constitute the parties as partners, joint ventures, co-owners or otherwise as participants in a joint undertaking; or (iii) allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

14.2. Notices. Any notice required or permitted hereunder shall be in writing and shall be given by registered or certified mail addressed to the addresses first written above. Such notice shall be deemed to be given upon the earlier of actual receipt or three (3) days after it has been sent, properly addressed and with postage prepaid. Either party may change its address for notice by means of notice to the other party given in accordance with this Section.

14.3. Assignment. Client may not assign this Agreement, in whole or in part, either voluntarily or by operation of law, and any attempt to do so shall be a material default of this Agreement and shall be void.

FRONTIER GLOBALCENTER
Master Service Agreement No.___

--------------------------------------------------------------------------------

14.4. Governing Law. This Agreement shall be interpreted according to the laws of the State of California without regard to or application of choice-of-law rules or principles. The parties hereby agree to the exclusive jurisdiction of the state and federal courts located in Santa Clara County, California.

14.5. Entire Agreement and Waiver. This Agreement shall constitute the entire agreement between Frontier GlobalCenter and Client with respect to the subject matter hereof and all prior agreements, representations, and statement with respect to such subject matter are superseded hereby, including without limitation any non-disclosure agreement previously executed between the parties. This Agreement may be changed only by written agreement signed by both Frontier GlobalCenter and Client. No failure of either party to exercise or enforce any of its rights under this Agreement shall act as a waiver of subsequent breaches; and the waiver of any breach shall not act as a waiver of subsequent breaches.

14.6. Severability. In the event any provision of this Agreement is held by a court of other tribunal of competent jurisdiction to be unenforceable, that provision will be enforced to the maximum extent permissible under applicable law, and the other provisions of this Agreement will remain in full force and effect.

14.7. Non-Solicitation. During the term of this agreement and for a period of one (1) year thereafter, Client shall not solicit, nor attempt to solicit the services, of any employee or subcontractor of Frontier GlobalCenter without the prior written consent of Frontier GlobalCenter.

14.8. Substitution. Frontier GlobalCenter may substitute, change or modify the Software or Hardware at any time, but shall not thereby alter the technical parameter of the Services.

Frontier GlobalCenter                   Client:


/s/ Tom Alvary                          /s/ David Crampton

By:    TOM ALVARY                       By:    DAVID CRAMPTON
       ------------------------------          ---------------------------------
Title: VP Sales                         Title: PRESIDENT
       ------------------------------          ---------------------------------

FRONTIER GLOBALCENTER
Master Service Agreement No.___

--------------------------------------------------------------------------------

SERVICE SPECIFICATION

Frontier GlobalCenter will provide a level of service that includes the following features and options:

General Features:

Maintenance of the Space (Including Janitorial Services): In connection with the Space made available hereunder, Frontier GlobalCenter or its landlord shall perform services that support the overall operation of each space at no additional charge to Client. Those services include the following:

o     Janitorial Services
o     24 x 7 Access to the Space
o     Authorized Security System Access to Raised Floor Collocation Space
o     Primary A/C 110 volt Power to the Space Backup Power - UPS Systems &
o     Battery Plan (30 - 60 minutes survivability objective)
o     Generator Back-up (sustained backup power)
o     HVAC Systems for facility air conditioning
o     Fire Control Systems
o     Network Monitoring Systems o Redundant Network Connectivity and Hardware
o     19" Rack Spaces for installation of Hardware
o 10-base-T or 100-base-T's switched port with direct high speed Internet backbone connection.

24x7 NOC Support: Will provide proactive site monitoring with ExpressLane(TM) statistics on Client information base; including bandwidth usage, statistics and network availability reporting, host monitoring and management interface, access to Frontier GlobalCenter incident tracking system to expedite fault resolution and remote server reboot.

24x7 Console Access: Frontier GlobalCenter facilities in Sunnyvale and Herndon will provide systems that allow Clients access to a terminal with a connection to servers inside the Data Centers.

Frontier GlobalCenter Escalation Plan and Procedures: To be provided in the Frontier GlobalCenter Customer Information Packet 5-10 days after contract signing.

Right of Way and Access:

Frontier GlobalCenter will allow 24 x 7 access and right-of-way to Client Hardware located in Frontier GlobalCenter facility at no charge. Clients will be escorted at all times while in the facility. Access to the facilities will not be unreasonably be withheld by Frontier GlobalCenter to Clients for performing appropriate procedures and maintenance of Hardware, facilities, and systems.

FRONTIER GLOBALCENTER
Master Service Agreement Addendum:
PC Flowers and Gifts

This Addendum to the Master Services Agreement shall be incorporated by reference into said MSA, and shall control all conflicting terms in the Master Services Agreement and in any Service Order(s) executed thereunder.

Delete paragraph 4.1 in its entirety and replace with the following:

"Installation. Client's Internet Commerce Provider, Exceed Communications International Inc. ("Exceed") is hereby authorized to use commercially reasonable efforts to install the Hardware as the Hardware is shipped to Frontier GlobalCenter. At Exceed's request, Frontier Global Center will work with Exceed on an installation plan to define installation time frame and requirements."

In Paragraph 5.5 of the MSA, the following is added to the end of the paragraph:

"Notwithstanding anything to the contrary contained herein, Client acknowledges that it may access the Space only pursuant to the written consent, and on terms and conditions acceptable to Exceed."

In Paragraph 8.2 of the MSA, the following is added to the end of the paragraph:

"Notwithstanding anything to the contrary contained herein, Frontier GlobalCenter shall not retain, sell, request Client to remove or deliver to Client such equipment or other assets until such time as Exceed has removed Exceed's proprietary materials from such equipment or other assets."

In Paragraph 10.4 of the MSA, replace the following words appearing on the first line of the paragraph: "13 and 14" with the following words:

"13, 14 and 15".

In Paragraph 14.5 of the MSA, replace the sentence beginning:

"This Agreement may be changed..." with the following sentence: "This Agreement may be changed only by written agreement signed by both Frontier Global Center and Client and approved in writing by Exceed".

Delete Paragraph 14.8 of the MSA and replace with the following:

"Substitution. Frontier GlobalCenter may substitute, change or modify Frontier GlobalCenter's software or hardware at any time, but shall not thereby alter the technical parameters of the Services. In the event that any such substitution, change or modification requires access to the Hardware or Space, Frontier GlobalCenter shall obtain Exceed's written consent prior to such action."

After Paragraph 14 of the MSA, add the following Paragraph (#15):

"15. Client Relationship with Exceed Communications International Inc. Notwithstanding anything to the contrary contained herein, Exceed and any of its employees, agents and servants, as it shall designate in writing, shall have sole and exclusive access to and control of all or any hardware and software and the Space covered under this MSA.

The following changes apply to the "Service Specification" page of the MSA In the "Maintenance of the Space" Paragraph delete the words

"10 base-T or"

Delete the "Right of way and Access" paragraph in its entirety and replace with the following:

"Frontier GlobalCenter will allow 24 x 7 access and right-of-way to Exceed, in order for Exceed to maintain Hardware located in Frontier GlobalCenter facility at no charge. Exceed will be escorted at all times while in the

FRONTIER GLOBALCENTER
Master Service Agreement No.___

--------------------------------------------------------------------------------

facility. Access to the facilities will not be unreasonably be withheld by Frontier GlobalCenter to Exceed for performing appropriate procedures and maintenance of Hardware, facilities, and systems."

Frontier GlobalCenter                   Client

       /s/ Tom Alvary                          /s/ David Crampton
-------------------------------------   ----------------------------------------
By:    TOM ALVARY                       By:    DAVID CRAMPTON
       ------------------------------          ---------------------------------
Title: VP Sales                         Title: PRESIDENT
       ------------------------------          ---------------------------------